EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2001 relating to the financial statements and of our report dated December 7, 2001 relating to the financial statement schedule, both of which appear in the Longview Fibre Company Annual Report on Form 10-K/A for the year ended October 31, 2001.

/s/  PricewaterhouseCoopers LLP
Portland, Oregon
September 6, 2002